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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 14, 1997 on the financial statements of the following businesses included in the Integrated Electrical Services, Inc. prospectus filed with the Securities and Exchange Commission on January 27, 1998: Integrated Electrical Services, Inc.; BW Consolidated, Inc. and Subsidiaries; Houston-Stafford Electric, Inc. and Consolidated Entity; Mills Electrical Contractors, Inc. and Subsidiary; Muth Electric, Inc.; Amber Electric, Inc.; Daniel Electrical Contractors, Inc. and Daniel Electrical of Treasure Coast Inc.; Pollock Electric Inc.; Thurman & O'Connell Corporation; Charles P. Bagby, Co., Inc.; Summit Electric of Texas, Incorporated; and Rodgers Electric Company, Inc.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
February 2, 1998